ALASKA SILVER CORP.

(the "Company")

AMENDMENT TO THE ARTICLES OF THE COMPANY

Pursuant to section 42(2)(a)(iv) of the British Columbia Business Corporations Act, the following is an extract of a resolution passed by the directors of the Company on May 6, 2026, which extract is to be attached to the Articles of the Company as effected on May 7, 2026.

"AMENDMENT TO ARTICLES & AUTHORIZED SHARE CAPITAL

A. the authorized share capital of the Company consists of:

(i) an unlimited number of subordinate voting shares, with no par value, with special rights and restrictions attached (the "SV Shares"); and

(ii) an unlimited number of proportionate voting shares, with no par value, with special rights and restrictions attached (the "PV Shares");

B. the Board has proposed to alter the share structure of the Company and amend the Articles and Notice of Articles of the Company, in accordance with the provisions of the Company's Articles and the Business Corporations Act (British Columbia) (the "BCBCA"), as follows (collectively, the "Capital Alteration"):

(i) to eliminate the PV Share class, of which no PV Shares are currently issued and outstanding;

(ii) to reidentify the SV Shares as "common shares" without par value, with no special rights or restrictions attached; and

(iii) to declare that, after giving effect to the foregoing, the Company is authorized to issue an unlimited number of Common Shares, with no par value and no special rights or restrictions attached; and

C. to effect the Capital Alteration, the Board proposes to alter the Articles of the Company by deleting Part 23 of the Articles in its entirety.

NOW THEREFORE BE IT RESOLVED THAT:

1. The Capital Alteration be and is hereby approved and authorized.

2. The Articles and Notice of Articles of the Company be amended to effect the Capital Alteration.

3. The Company hereby appoints DuMoulin Black Management Ltd. to act as its agent for filing the Notice of Alteration to a Notice of Articles of the Company with the Registrar of Companies reflecting the Capital Alteration.

4. Pursuant to section 259 of the BCBCA, the alteration to the Articles of the Company referred to in the foregoing resolutions does not take effect until these resolutions are received for deposit at the Company' records office and the Notice of Alteration identifying the date of these resolutions has been filed with the Registrar of Companies.

5. Any director or officer of the Company is authorized and directed to execute and deliver all such documents and instruments, and to do such further acts, as may be necessary to give full effect to these resolutions or as may be required to carry out the full intent and meaning thereof."

ALASKA SILVER CORP.

(the "Company")

AMENDMENT TO THE ARTICLES OF THE COMPANY

Pursuant to section 42(2)(a)(iv) of the British Columbia Business Corporations Act, the following is an extract of a resolution passed by all of the directors of the Company on April 2, 2025, which extract is to be attached to the Articles of the Company as effected on April 25, 2025.

"CHANGE OF NAME

WHEREAS:

A. pursuant to section 257 of the British Columbia Business Corporations Act and section 2.1(g) of the Company's Articles, the Company may authorize an alteration of its Notice of Articles in order to change its name by a resolution of its directors; and

B. the directors of the Company have determined that it is in the best interests of the Company to change its name to "Alaska Silver Corp." in accordance with Policy 5.8 of the TSXV Venture

Exchange (the "TSXV).

BE IT RESOLVED THAT:

1. Subject to approval from the British Columbia Registrar of Companies (the "BC Registrar") and the TSXV, the name change of the Company from "Western Alaska Minerals Corp." to "Alaska Silver Corp." (the "Name Change") be and is hereby approved to be effective at an effective date to be determined by any one director or officer of the Company, and the Company's trading symbol will not change.

2. The Company's Notice of Articles be altered by changing the name of the Company to reflect the new name of the Company.

3. Any one director or officer of the Company is authorized to execute the required Notice of Alteration on behalf of the Company.

4. Subject to the deposit of this resolution at the Company's records office, the solicitors for the

Company are authorized and directed to prepare and electronically file the Notice of Alteration with the BC Registrar.

5. Any one director or officer of the Company be and is hereby authorized and directed to execute and arrange to be filed on behalf of the Company all necessary forms and documentation required to be filed with any regulatory authority, including without limitation the TSXV, in relation to the Name Change.

6. All actions previously taken by any director or officer of the Company in connection with the Name Change are hereby adopted, ratified, confirmed and approved in all respects.

7. Any one director or officer of the Company, alone, be and is hereby authorized and directed in the name of and on behalf of the Company to take all such action, do all such things, enter into, execute, and to deliver or cause to be delivered all such documents, agreements and writings, including without limitation all necessary filings with applicable Canadian securities regulatory authorities, as he or she may in his or her sole discretion deem necessary or advisable in connection with any of the matters referred to in the preceding resolutions, or any of them, or in respect thereof, or in connection with any actions to be taken by the Company in the performance and fulfillment of its obligations as contemplated by the Name Change, and execution by any one director or officer of the Company, alone, will be conclusive proof of his or her authority to act on behalf of the Company and his or her approval thereof."

WESTERN ALASKA MINERALS CORP.

(the "Company")

AMENDMENT TO THE ARTICLES OF THE COMPANY

Pursuant to section 42(2)(a)(iv) of the British Columbia Business Corporations Act, the following is an extract of a resolution passed by the shareholders of the Company on July 17, 2023 which extract is to be attached to the Articles of the Company as effected on August 10, 2023.

"RATIFICATION AND REIDENTIFICATION RESOLUTION

UPON MOTION duly made and carried, IT WAS RESOLVED as a special resolution of the Company's shareholders that:

1. the creation of the proportionate voting shares in the capital of the Company, having the effect that the common shares in the capital of the Company became, at such time,

"restricted securities" as defined in National Instrument 51-102 - Continuous Disclosure Obligations, be and is hereby ratified, confirmed, authorized and approved;

2. the Notice of Articles of the Company be amended to:

(i) reidentify the existing common shares of the Company as subordinate voting shares in the capital of the Company (the "Subordinate Voting Shares");

(ii) declare that, after giving effect to the foregoing, the Company is authorized to issue:

(A) an unlimited number of Subordinate Voting Shares; and

(B) an unlimited number of proportionate voting shares in the capital of the Company (the "Proportionate Voting Shares"); and

(iii) provide that the Subordinate Voting Shares and the Proportionate Voting Shares shall have the rights, privileges, restrictions and conditions as set out in Schedule "B" to the amended and restated management information circular of the Company dated June 16, 2023 (the "Revised Special Rights and Restrictions"); and

3. the existing Articles of the Company be amended by replacing Part 23 - Special Rights and Restrictions thereof with the Revised Special Rights and Restrictions; and

4. any one officer and/or director of the Company be, and each of them hereby is, authorized and empowered, acting for and in the name of and on behalf of the Company, to execute or to cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, any and all such documents and instruments and to do or cause to be done all such other acts and things as, in the opinion of such director or officer, may be necessary or desirable in connection with the foregoing or in order to give effect to the intent of these special resolutions."

~~PART 23 - SPECIAL RIGHTS AND RESTRICTIONS~~

~~23.1 Subordinate Voting Shares and Proportionate Voting Shares. The special rights and restrictions attached to the Subordinate Voting Shares and the Proportionate Voting Shares of the Company are as follows:~~

~~(1) Equality~~

~~Except as set out in this Part 23, the Subordinate Voting Shares and Proportionate Voting Shares (collectively, the "Equity Shares") have the same rights and are equal in all respects and are treated by the Company as if they were shares of one class only.~~

~~(2) Conversion of the Shares Upon an Offer to Acquire Proportionate Voting Shares~~

~~In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is:~~

~~(a) required, pursuant to applicable securities legislation or the rules of any stock exchange on which:~~

~~(i) the Proportionate Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Proportionate Voting Shares; may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase in this Article 23.1(2), an "Offer"); and~~

~~(b) not made to the holders of Subordinate Voting Shares for consideration per Subordinate Voting Share equal to the consideration offered per Proportionate Voting Share,~~

~~each Subordinate Voting Share shall become convertible at the option of the holder into a Proportionate Voting Share on the basis of one hundred (100) Subordinate Voting Shares for one (1) Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the "SVS Offer Conversion Right").~~

~~The SVS Offer Conversion Right may only be exercised for the purpose of depositing the Proportionate Voting Shares acquired upon conversion under such Offer, and for no other reason. If the SVS Offer Conversion Right is exercised, the Company shall procure that the transfer agent for the Subordinate Voting Shares shall deposit under such Offer the Proportionate Voting Shares acquired upon conversion, on behalf of the holder.~~

~~To exercise the SVS Offer Conversion Right, a holder of Subordinate Voting Shares or his or her attorney, duly authorized in writing, shall:~~

~~(i) give written notice of exercise of the SVS Offer Conversion Right to the transfer agent for the Subordinate Voting Shares, and of the number of Subordinate Voting Shares in respect of which the SVS Offer Conversion Right is being exercised~~;

~~(ii) deliver to the transfer agent for the Subordinate Voting Shares any share certificate or certificates representing the Subordinate Voting Shares in respect of which the SVS Offer Conversion Right is being exercised; and~~

~~(iii) pay any applicable stamp tax or similar duty on or in respect of such conversion.~~

~~No certificates representing Proportionate Voting Shares acquired upon exercise of the SVS Offer Conversion Right will be delivered to the holders of Subordinate Voting Shares. If Proportionate Voting Shares issued upon such conversion and deposited under such Offer are withdrawn by such holder, or such Offer is abandoned, withdrawn or terminated by the offeror, or such Offer expires without the offeror taking up and paying for such Proportionate Voting Shares, such Proportionate Voting Shares and any fractions thereof issued shall automatically, without further action on the part of the holder thereof, be reconverted into Subordinate Voting Shares on the basis of one (1) Proportionate Voting Share for one hundred (100) Subordinate Voting Shares, and the Company will procure that the transfer agent for the Subordinate Voting Shares shall send to such holder a direct registration statement, certificate or certificates representing the Subordinate Voting Shares acquired upon such reconversion. If the offeror under such Offer takes up and pays for the Proportionate Voting Shares acquired upon exercise of the SVS Offer Conversion Right, the Company shall procure that the transfer agent for the Subordinate Voting Shares shall deliver to the holders of such Proportionate Voting Shares the consideration paid for such Proportionate Voting Shares by such offeror.~~

~~(3) Liquidation Entitlement~~

~~Subject to the prior rights of the holders of any shares of the Company ranking in priority to the Equity Shares, in the event of the liquidation, dissolution or winding-up of the Company or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, all the property and assets of the Company available for distribution to the holders of the Equity Shares will be paid or distributed to the holders of the Equity Shares on the basis that each Proportionate Voting Share will be entitled to 100 times the amount distributed per Subordinate Voting Share, but otherwise there is no preference or distinction among or between the Equity Shares.~~

~~(4) Dividend Rights~~

~~Subject to the prior rights of the holders of any shares of the Company ranking in priority to the Equity Shares, the holders of Equity Shares are entitled to receive dividends in cash or property of the Company at such times and in such amounts as the directors may in their discretion from time to time determine. All dividends which are declared in the discretion of the directors on the Proportionate Voting Shares shall be declared and paid on the Subordinate Voting Shares at the time outstanding, and vice versa, in the proportion hereinafter provided for. If, as and when dividends are declared by the directors, each Proportionate Voting Share is entitled to 100 times the amount paid or distributed per Subordinate Voting Share.~~

~~The directors may, at any time and from time to time, declare and pay a stock dividend:~~

~~(a) payable in Subordinate Voting Shares on the Subordinate Voting Shares, provided that at the same time a stock dividend payable in Proportionate Voting Shares is declared and paid in the same number of shares per share on the Proportionate Voting Shares; or~~

~~(b) payable in Proportionate Voting Shares on the Proportionate Voting Shares, provided that at the same time a stock dividend payable in Subordinate Voting Shares is~~ declared and paid in the same number of shares per share on the Subordinate Voting Shares.

~~(5) Meetings~~

~~The holders of Subordinate Voting Shares and Proportionate Voting Shares are entitled to receive notice of any meeting of shareholders of the Company, and to attend and vote at those meetings, except those meetings at which holders of a specific class or series of shares are entitled to vote separately as a class or series under the Business Corporations Act. The Subordinate Voting Shares carry one vote per share for all matters coming before shareholders. The Proportionate Voting Shares carry 100 votes per share for all matters coming before shareholders. Fractional Proportionate Voting Shares will be entitled to the number of votes calculated by multiplying the fraction by 100.~~

~~(6) Variation of Rights~~

~~Notwithstanding any other provision of these Articles, but subject to the Business Corporations Act, the special rights and restrictions attached to any Equity Shares may be modified if the amendment is authorized by not less than 66 2⁄3% of the votes cast at a meeting of holders of Equity Shares duly held for that purpose. However, if the holders of Proportionate Voting Shares, as a class, or the holders of Subordinate Voting Shares, as a class, are to be affected in a manner materially different from such other class of Equity Shares, the amendment must, in addition, be authorized by not less than 66 2⁄3% of the votes cast at a meeting of the holders of the class of shares which is affected differently.~~

~~(7) Subdivision or Consolidation~~

~~No subdivision or consolidation of the Subordinate Voting Shares or Proportionate Voting Shares may be carried out unless, simultaneously, the Subordinate Voting Shares or Proportionate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis, so as to maintain and preserve the relative rights of the holders of each class of Equity Shares.~~

~~23.2 Proportionate Voting Shares. In addition to the special rights and restrictions set out in Article 23.1, the Proportionate Voting Shares have the special rights and restrictions set out in this Article 23.2.~~

~~(1) Conversion at the Option of the Holder~~

~~Subject to the conversion restrictions set forth in this Article 23.2, each issued and outstanding Proportionate Voting Share may at any time, at the option of the holder, be converted into 100 Subordinate Voting Shares and fractional Proportionate Voting Shares shall be convertible into Subordinate Voting Shares on the same ratio. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the Company and the Transfer Agent accompanied by the duly endorsed certificate or certificates representing the Proportionate Voting Shares or, if uncertificated, such other evidence of ownership as the Transfer Agent may require, in respect of which the holder wishes to exercise the right of conversion (together with payment of any applicable stamp tax or similar duty on or in respect of such conversion). The notice must be signed by the registered holder of the Proportionate Voting Shares in respect of which the right of conversion is being exercised or by his or her duly authorized attorney and must specify the number of Proportionate Voting Shares which the holder wishes to have~~ converted.

~~Upon receipt of the conversion notice and share certificate or share certificates or other evidence of ownership satisfactory to the Transfer Agent, the Company will (or will cause the Transfer Agent to) issue a share certificate or other evidence of ownership representing Subordinate Voting Shares on the basis set out above to the registered holder of the Proportionate Voting Shares. If fewer than all the Proportionate Voting Shares represented by a certificate accompanying the notice are to be converted, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted.~~

~~Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Proportionate Shares to be converted, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Subordinate Voting Shares as of such date.~~

~~No fractional Subordinate Voting Shares will be issued on any conversion of Proportionate Voting Shares and any fractional number of Subordinate Voting Shares to be issued shall be rounded down to the nearest whole Subordinate Voting Share.~~

~~(2) Conversion Limitations~~

~~Before any holder of Proportionate Voting Shares shall be entitled to convert the same into Subordinate Voting Shares, the board of directors (or a committee thereof) shall designate an officer of the Company to determine if any Conversion Limitation set forth in subsection (3) shall apply to the conversion of Proportionate Voting Shares.~~

~~(3) Foreign Private Issuer Protection Limitation~~

~~(a) The Company will use commercially reasonable efforts to maintain its status as a "foreign private issuer" (as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that the foregoing shall cease to apply at any time during which the Company no longer qualifies as a "foreign private issuer". Accordingly, the Company shall not effect any conversion of Proportionate Voting Shares, and the holders of Proportionate Voting Shares shall not have the right to convert any portion of the Proportionate Voting Shares, pursuant to this Article 23.2 or otherwise, to the extent that after giving effect to all permitted issuances after such conversions of Proportionate Voting Shares, the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act ("U.S. Residents")) would exceed forty (40%) (the "40% Threshold") of the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares issued and outstanding after giving effect to such conversions (the "FPI Protective Restriction"). The board of directors may by written consent resolution increase the 40% Threshold to an amount not to exceed 50% and in the event of any such increase all references to the 40% Threshold herein, shall refer instead to the amended threshold set by such resolution.~~

~~In order to effect the FPI Protective Restriction, each holder of Proportionate Voting Shares will be subject to the 40% Threshold based on the number of Proportionate Voting Shares held by such holder as of the date of the initial issuance of the Proportionate Voting Shares and thereafter at the end of each of the Company's subsequent fiscal quarters (each, a "Determination Date"), calculated as follows:~~

~~X = [(A x 0.40) - B] x (C/D)~~

~~Where on the Determination Date:~~

~~X = Maximum Number of Subordinate Voting Shares Available For Issue upon Conversion of Proportionate Voting Shares by a holder.~~

~~A = The Number of Subordinate Voting Shares and Proportionate Voting Shares issued and outstanding on the Determination Date.~~

~~B = Aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents on the Determination Date.~~

~~C = Aggregate number of Proportionate Voting Shares held by holder on the Determination Date.~~

~~D = Aggregate number of all Proportionate Voting Shares on the Determination Date.~~

~~To the extent that requests for conversion of Proportionate Voting Shares subject to the FPI Protective Restriction would result in the 40% Threshold being exceeded, the number of such Proportionate Voting Shares eligible for conversion held by a particular holder shall be prorated relative to the number of Proportionate Voting Shares submitted for conversion. To the extent that the FPI Protective Restriction contained in this subsection (3) applies, the determination of whether Proportionate Voting Shares are convertible shall be in the sole discretion of the Company.~~

~~(b) Notwithstanding subsection (3)(a) above, but subject to the Business Corporations Act, the Company may require each holder of Proportionate Voting Shares to convert all, and not less than all, the Proportionate Voting Shares (a "Mandatory Conversion") if at any time all the following conditions are satisfied (or otherwise waived by special resolution of holders of Proportionate Voting Shares):~~

~~(i) (A) the Subordinate Voting Shares issuable upon conversion of all the Proportionate Voting Shares are registered for resale and may be sold by the holder thereof pursuant to an effective registration statement registering such Subordinate Voting Shares under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"); and (B) the Subordinate Voting Shares are listed or quoted (and are not suspended from trading) on a "national securities exchange" registered under Section 6 of the Exchange Act; or~~

~~(ii) the conversion of all Proportional Voting Shares is authorized by not less than 66 2⁄3% of the votes cast at a meeting of holders of Proportionate Voting Shares, as a class.~~

~~The Company will issue or cause its transfer agent to issue each holder of Proportionate Voting Shares of record a Mandatory Conversion Notice at least 20 days prior to the record date of the Mandatory Conversion, which shall specify therein, (i) the number of Subordinate Voting Shares into which the Proportionate Voting Shares are convertible and (ii) the address of record for such holder. On the record date of a Mandatory Conversion, the Company will issue or cause its transfer agent to issue each holder of record on the Mandatory Conversion Date certificates representing the number of Subordinate Voting Shares into which the Proportionate Voting Shares are so converted and each certificate representing the Proportionate Voting Shares shall be null and void.~~

~~(c) Notwithstanding subsection (3)(a) and (3)(b) above, the board of directors may determine by resolution ("Conversion Resolution") that it is no longer in the best interests of the Company that the Proportionate Voting Shares are maintained as a separate class of shares of the Company. If a Conversion Resolution is adopted, then all, and not less than all, the Proportionate Voting Shares will automatically, without any action on the part of the holder, be converted into Subordinate Voting Shares on the basis of 100 Subordinate Voting Shares for one (1) Proportionate Voting Share, and in the case of fractions of Proportionate Voting Shares, such number of Subordinate Voting Shares as is determined by multiplying the fraction by 100 as of a date to be specified in the Conversion Resolution (an "Approved Conversion"). The Company will issue or cause its transfer agent to issue each holder of Proportionate Voting Shares of record a notice of Approved Conversion at least 20 days prior to the record date of the Approved Conversion set by the Company's board of directors (the "Approved Conversion Date"), which shall specify therein, (i) the Approved Conversion Date, (ii) the number of Subordinate Voting Shares into which the Proportionate Voting Shares are to be converted, and (iii) the address of record for such holder. On the Approved Conversion Date, the Company will issue or cause its transfer agent to issue each holder of record certificates (or other evidence thereof) representing the number of Subordinate Voting Shares into which the Proportionate Voting Shares are so converted and each certificate representing the Proportionate Voting Shares shall be null and void.~~

~~(4) Conversion of the Subordinate Voting Shares Upon an Offer to Acquire Subordinate Voting Shares~~

~~In the event that an offer is made to purchase Subordinate Voting Shares, and such offer is:~~

~~(a) required, pursuant to applicable securities legislation or the rules of any stock exchange on which:~~

~~(i) the Proportionate Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Proportionate Voting Shares; may then be listed, to be made to all or substantially all of the holders of Subordinate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase in this Article 23.2(4), an "CS Offer"); and~~

~~(b) not made to the holders of Proportionate Voting Shares for consideration per Proportionate Voting Share equal to 100 times the consideration offered per Subordinate Voting Share,~~

~~each Proportionate Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares on the basis of one hundred (100) Subordinate Voting Shares for one (1) Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the "PVS Offer Conversion Right").~~

~~The PVS Offer Conversion Right may only be exercised for the purpose of depositing the Subordinate Voting Shares acquired upon conversion under such Offer, and for no other reason. If the PVS Offer Conversion Right is exercised, the Company shall procure that the transfer agent for the Proportionate Voting Shares shall deposit under such Offer the Subordinate Voting Shares acquired upon conversion, on behalf of the holder.~~

~~To exercise the PVS Offer Conversion Right, a holder of Proportionate Voting Shares or his or her attorney, duly authorized in writing, shall:~~

~~(i) give written notice of exercise of the PVS Offer Conversion Right to the transfer agent for the Proportionate Voting Shares, and of the number of Proportionate Voting Shares in respect of which the PVS Offer Conversion Right is being exercised;~~

~~(ii) deliver to the transfer agent for the Proportionate Voting Shares any share certificate or certificates representing the Proportionate Voting Shares in respect of which the PVS Offer Conversion Right is being exercised; and~~

~~(iii) pay any applicable stamp tax or similar duty on or in respect of such conversion.~~

~~No certificates representing Subordinate Voting Shares acquired upon exercise of the PVS Offer Conversion Right will be delivered to the holders of Proportionate Voting Shares. If Subordinate Voting Shares issued upon such conversion and deposited under such Offer are withdrawn by such holder, or such Offer is abandoned, withdrawn or terminated by the offeror, or such Offer expires without the offeror taking up and paying for such Subordinate Voting Shares, such Subordinate Voting Shares issued shall automatically, without further action on the part of the holder thereof, be reconverted into Proportionate Voting Shares on the basis of one (1) Proportionate Voting Share for one hundred (100) Subordinate Voting Shares, and the Company will procure that the transfer agent for the Proportionate Voting Shares shall send to such holder a direct registration statement, certificate or certificates representing the Proportionate Voting Shares acquired upon such reconversion. If the offeror under such Offer takes up and pays for the Subordinate~~

~~Voting Shares acquired upon exercise of the PVS Offer Conversion Right, the Company shall procure that the transfer agent for the Proportionate Voting Shares shall deliver to the holders of such Subordinate Voting Shares the consideration paid for such Subordinate Voting Shares by such offeror.~~

~~23.3 Amendment of Special Rights. Notwithstanding any other provision of these Articles, but subject to the Business Corporations Act, the special rights and restrictions attached to the Proportional~~

~~Voting Shares may be modified or amended if the amendment is authorized by not less than 66 2⁄3% of the votes cast at a meeting of holders of Proportionate Voting Shares, as a single class.~~

Alteration passed by special resolution dated November 8, 2021

Alteration received for deposit at the records office of the Company at 10:25 am on November 8, 2021

Notice of Alteration filed at 10:35 am on November 8, 2021

BUSINESS CORPORATIONS ACT

ARTICLES

- of -

WESTERN ALASKA MINERALS CORP.

~~1246779 B.C. LTD.~~

Incorporation Number: BC1246779

Translated Name: Not applicable

- ii -

- iii -

- iv -

PART 23	SPECIAL RIGHTS AND RESTRICTIONS	20
23.1	Common Shares and Proportionate Voting Shares	20
23.2	Proportionate Voting Shares	23
23.3	Amendment of Special Rights	26

- v -

Alteration passed by special resolution dated November 8, 2021

Alteration received for deposit at the records office of the Company at 10:25 am on November 8, 2021

Notice of Alteration filed at 10:35 am on November 8, 2021

BUSINESS CORPORATIONS ACT

ARTICLES

- of -

WESTERN ALASKA MINERALS CORP.

~~1246779 B.C. LTD.~~

Incorporation Number: BC1246779

Translated Name: Not applicable

PART 1 - INTERPRETATION

1.1 Definitions. In these Articles, unless the context otherwise requires:

(a) "Board of Directors" or "Board" or "the directors" means the directors or the sole director of the Company for the time being, as the case may be;

(b) "Business Corporations Act" means the Business Corporations Act (British Columbia) from time to time in force and all amendments to that Act and includes all regulations and amendments made pursuant to that Act;

(c) "Company" means WESTERN ALASKA MINERALS CORP. ~~1246779 B.C. LTD.~~ or any other name which it may from time to time change to and adopt pursuant to the Business Corporations Act;

(d) "prescribed address" of a director means the address as recorded in the register of directors to be kept pursuant to the Business Corporations Act;

(e) "registered address" of a shareholder means the last known address of that shareholder as recorded in the central securities register to be kept pursuant to the Business Corporations Act;

(f) "registered owner", when used with respect to a share of the Company, means the person registered in the central securities register as the shareholder in respect of such share.

1.2Business Corporations Act and Interpretation Act Definitions Applicable. The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act (British Columbia), with the necessary changes and so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act prevails in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act prevails.

PART 2 - RESOLUTIONS AND MAJORITIES

2.1 Directors' Resolution. Subject to the Business Corporations Act, the Company may, by a resolution of the directors:

(a) create one or more classes of shares;

(b) if the class rights so authorize:

(i) create one or more series of shares out of a class of shares, and when creating such series of shares:

(A) determine the maximum number or determine that there is no maximum number of shares that the Company is authorized to issue for such series of shares created;

(B) create and attach special rights or restrictions to the shares of any such series of shares created; and

(C) create an identifying name for the shares of any such series of shares created;

(ii) for a series of shares of which there are no issued shares:

(A) alter any determination of the number of shares of which the series shall consist;

(B) alter the identifying name of shares of the series of shares; or

(C) alter any special rights or restrictions attached to the shares of the series of shares;

(c) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares;

(d) redeem or repurchase shares;

(e) accept a surrender of shares by way of gift or for cancellation;

(f) convert fractional shares into whole shares on a subdivision or consolidation of shares or on a redemption, purchase or surrender of shares;

(g) change its name;

(h) adopt or change a translation of its name;

(i) subdivide all or any of its issued and/or unissued shares with par value into shares of smaller par value;

(j) subdivide all or any of its issued and/or unissued shares without par value;

(k) consolidate all or any of its issued and/or unissued shares with par value into shares of larger par value;

(l) consolidate all or any of its issued and/or unissued shares without par value;

(m) decrease the par value of shares of a class with par value;

(n) increase the par value of shares of a class with par value if none of the shares are allotted or issued;

(o) eliminate any class or series of shares if none of the shares of that class or series of shares are allotted or issued;

(p) change all or any of its issued and/or unissued shares with par value into shares without par value;

(q) change all or any of its issued and/or unissued shares without par value into shares with par value;

(r) alter the identifying name of any of its classes of shares; or

(o) otherwise alter its authorized share structure or shares when required or permitted to do so by the Business Corporations Act;

and make any necessary alterations to its notice of articles or these Articles or both to effect the change.

2.2Ordinary Resolution. Subject to the Business Corporations Act, the Company may, by an ordinary resolution:

(a) deal with all matters set out in Article 2.1;

(b) establish a maximum number of shares that the company is authorized to issue out of any class of shares for which no maximum is established;

(c) increase, reduce or eliminate the maximum number of shares that the company is authorized to issue out of any class of shares;

(d) for a class of shares of which there are no issued shares, create special rights or restrictions for, and attach those special rights or restrictions to, the shares of the class of shares; or

(e) for a class of shares of which there are no issued shares, vary or delete any special rights or restrictions attached to the shares of the class of shares;

and make any necessary alterations to its notice of articles or these Articles or both to effect the change.

2.3Special Resolution. Subject to the Business Corporations Act, the Company may, by a special resolution:

(a) deal with all matters set out in Article 2.1 and Article 2.2;

(b) alter its notice of articles;

(c) alter these Articles;

(d) create one or more classes of shares;

(e) if the Company is authorized to issue shares of a class of shares with par value;

(i) subject to the Business Corporations Act, decrease the par value of those shares, or

(ii) increase the par value of those shares if none of the shares of that class of shares are allotted or issued;

(f) change all or any of its fully paid issued shares with par value into shares without par value;

(g) for a class or series of shares of which there are issued shares, create special rights or restrictions for, and attach those special rights or restrictions to, the shares of the class or series of shares;

(h) for a class or series of shares of which there are issued shares, vary or delete any special rights or restrictions attached to the shares of the class or series of shares; or

(i) otherwise alter its authorized share structure when required or permitted by to do so by the Business Corporations Act.

2.4Special Majority. The majority of votes required for the Company to pass a special resolution at a general meeting is 2/3 of the votes cast on the resolution by shareholders voting shares that carry the right to vote at general meetings.

2.5Special Separate Majority. The majority of votes required to pass a special separate resolution at a class meeting is 2/3 of the votes cast on the resolution by shareholders voting shares that carry the right to vote at the class meeting.

2.6Consent Resolution. A consent resolution in writing, whether by signed documents, fax, e-mail or any other method of transmitting legibly recorded messages, of shareholders or directors or a committee of directors is as valid as if it had been passed at a duly called and held meeting of the shareholders, directors or committee, as the case may be. The consent resolution may be executed in any number of counterparts, each of which when executed and delivered (by fax, email or otherwise) is deemed to be an original, and all of which together constitute one consent resolution in writing.

PART 3 - SHARE CERTIFICATES

3.1 Mailing of Certificates. Any share certificate may be mailed by registered mail, postage prepaid, to the shareholder entitled to that certificate at that shareholder's registered address and the Company is not liable for any loss occasioned to the shareholder if that share certificate is lost or stolen. In respect of a share held jointly by several persons, mailing of a certificate for that share to one of several joint holders or to a duly authorized agent of any of the joint holders is sufficient delivery to all.

3.2 Replacement of Lost or Destroyed Certificate. If a share certificate:

(a) is worn out or defaced, the directors may, upon production to them of that certificate and upon such other terms, if any, that they determine, order the certificate to be cancelled and issue a new certificate to replace the cancelled certificate;

(b) is lost, stolen or destroyed, then upon production of proof to the satisfaction of the directors and upon provision of such indemnity and security, if any, that the directors deem adequate, a new share certificate must be issued to the person entitled to the lost, stolen or destroyed certificate.

3.3Consolidation of Certificates. If two or more certificates are surrendered by their registered owner to the Company together with a written request that the Company issue one certificate registered in that registered owner's name representing the aggregate of the shares represented by the certificates so surrendered, the Company must cancel the certificates so surrendered and issue in their place one certificate in accordance with the request.

3.4Fee for Certificates. There must be paid to the Company in respect of the issue of any certificate pursuant to this Part 3 such amount, if any, as the directors may from time to time determine and which must not exceed the amount prescribed in the Business Corporations Act.

3.5Non-Recognition of Trusts. Except as required by law or statute or these Articles, no person is recognized by the Company as holding any share upon any trust and the Company is not bound by or compelled in any way to recognize (even when having notice of any trust) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety in the shareholder.

3.6Central Securities Register. As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

PART 4 - ISSUE, TRANSFER AND TRANSMISSION OF SHARES

4.1 Directors Authorized to Issue Shares. Subject to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase of capital, the issue of shares is under the control of the directors who may issue, otherwise dispose of or grant options on shares authorized but not yet issued at any time, to any person including a director, in the manner, upon the terms and conditions and at the price or for the consideration as the directors, in their absolute discretion, may determine.

4.2Transferability and Instrument of Transfer. Subject to the restrictions, if any, set forth in these Articles, any shareholder may transfer that shareholder's shares by an instrument in writing executed by or on behalf of that shareholder and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company must be in the form, if any, provided on the back of the Company's form of share certificate or in any other form which the directors may approve. If the directors so require, each instrument of transfer must be in respect of only one class of shares.

4.3Submission of Instruments of Transfer. Every instrument of transfer must be executed by the transferor and provided to the Company or the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or the transferor's right to transfer the shares. If the transfer is registered, the instrument of transfer must be retained by the Company or its transfer agent or registrar. If the transfer is not registered, the instrument of transfer must be returned to the person depositing it together with the share certificate that accompanied it when tendered for registration.

4.4Authority in Instrument of Transfer. The signature of a shareholder or of that shareholder's duly authorized attorney on the instrument of transfer authorizes the Company to register the shares specified in the instrument of transfer in the name of the person named in that instrument of transfer as transferee or, if no person is so named, in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the Company or its transfer agent or registrar.

4.5Enquiry as to Title Not Required. Neither the Company nor any of its directors, officers or agents is bound to enquire into any title of the transferor of any shares to be transferred and none of them is liable to any person for registering the transfer.

4.6 Transfer Fee. There must be paid to the Company in respect of the registration of any transfer such amount, if any, as the directors may from time to time prescribe.

4.7 Personal Representative Recognized. Upon the death or bankruptcy of a shareholder,

that shareholder's legal personal representative or trustee in bankruptcy, although not a shareholder, has the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt shareholder if the documents required by the Business Corporations Act have been deposited at the Company's registered office. This Article does not apply on the death of a shareholder with respect to shares registered in that shareholder's name and the name of another person in joint tenancy.

4.8Jointly Held Shares. If there are joint shareholders in respect of a share and in the case of the bankruptcy of one of the joint shareholders, the trustee in bankruptcy of the bankrupt shareholder and the surviving joint shareholder or shareholders are the only persons recognized by the Company as having any title to or interest in the share so held jointly.

PART 5 - PURCHASE OF SHARES

5.1 Company Authorized to Purchase its Shares. Subject to the provisions of this Part 5, the Business Corporations Act and the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the directors:

(a) purchase any of its shares at the price and upon the terms specified in that resolution; and

(b) sell any of its shares so purchased but not cancelled at the price and upon the terms specified in that resolution.

5.2Offer to Purchase Shares. Subject to section 5.3, before the Company purchases any of its shares, it must make an offer, to every shareholder who holds shares of the class or series of shares to be purchased, to purchase rateably from those shareholders the number of shares of that class or series of shares that the Company wishes to purchase unless:

(a) the purchase is made through a securities exchange or a quotation and trade reporting system;

(b) the shares are being purchased:

(i) from an employee or former employee of the Company or of an affiliate of the Company; or

(ii) in the case of shares beneficially owned by an employee or former employee of the Company or of an affiliate of the Company, from the registered owner of the shares;

(c) in respect of a specific share purchase, the Company is, for that purchase, relieved of its obligation to make an offer to purchase rateably from those shareholders holding shares of the class or series of shares from which the shares are to be purchased by a special separate resolution of those shareholders;

(d) the purchase is one made pursuant to an order of the court upon application by a shareholder;

(e) the purchase is of all of the notice shares of a dissenter;

(f) the purchase is one made pursuant to an arrangement proposed by the Company with shareholders, creditors or other persons;; or

(g) the purchase is of fractional shares.

5.3Shareholder may Waive. A shareholder may, in writing, waive the right to receive an offer to purchase a shareholder's shares under this Part 5 and that waiver is effective whether given before or after the purchase by the Company of any of its shares.

PART 6 - BORROWING POWERS

6.1 Powers of Directors. Subject to the Business Corporations Act, the directors may from time to time at their discretion authorize the Company to:

(a) borrow any amount of money;

(b) guarantee the repayment of any amount of money borrowed by any person or corporation; and

(c) guarantee the performance of any obligation of any person or corporation;

and may raise or secure the repayment of any amount of money so borrowed or guaranteed or any obligation so guaranteed in any manner and upon any terms and conditions as they may think fit and in particular and without limiting the generality of the foregoing by the issue of bonds, debentures or other debt obligations or by the granting of any mortgages or other security interest on the undertaking of the whole or any part of the property of the Company, both present and future.

6.2Negotiability of Debt Obligations. The directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

6.3Special Rights on Debt Obligations. The directors may authorize the issue of any bonds, debentures or other debt obligations of the Company at a discount, premium or otherwise and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the directors may determine at or before the time of issue.

6.4Execution of Debt Obligations. If the directors so authorize or if any instrument under which any bonds, debentures or other debt obligations of the Company are issued so provides any bonds, debentures and other debt obligations of the Company, instead of being manually signed by the directors or officers authorized in that behalf, may have the facsimile signatures of those directors or officers printed or otherwise mechanically reproduced thereon and in either case is as valid as if signed manually and every bond, debenture or other debt obligation so bearing facsimile signatures of directors or officers of the Company must be manually signed, countersigned or certified by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company duly authorized to do so by the directors or the instrument under which such bonds, debentures or other debt obligations are issued. Notwithstanding that any person whose facsimile signature is so used has ceased to hold the office that he or she is stated on any bond, debenture or other debt obligation to hold at the date of the actual issue of that bond, debenture or other debt obligation, the bond, debenture or other debt obligation is valid and binding on the Company.

PART 7 - GENERAL MEETINGS

7.1 Location of Meetings. Every general meeting must be held at such time and location as the directors may determine. The Company may hold meetings of shareholders within or outside of Canada.

7.2General Meeting Participation. A shareholder or proxy holder who is entitled to participate in, including vote at, a meeting of shareholders may do so by video conference or telephone if all shareholders and proxy holders participating in the meeting, whether by video conference, telephone or in person, are able to communicate with each other. If all shareholders or proxy holders who are entitled to participate in, including vote at, a meeting consent, a shareholder or proxy holder may participate in the meeting by a communications medium other than video conference or telephone if all shareholders and proxy holders participating in the meeting are able to communicate with each other. A shareholder or proxy holder who participates in a meeting by a communications medium other than video conference or telephone is deemed to have agreed to participate by the other communications medium. A shareholder or proxy holder who participates in a meeting by video conference, telephone or other communications medium is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and must be counted in the quorum for and is entitled to communicate and vote at that meeting, and the meeting is deemed to be held at the location specified in the notice of meeting.

7.3Notice of General Meetings. Notice of a general meeting must specify the time and location of the meeting and, in case of special business (as described in Part 8), the general nature of that business.

7.4Waiver of Notice. Any person entitled to notice of a general meeting may waive or reduce the period of notice for that meeting in writing or otherwise and may do so before, during or after the meeting.

7.5Record Date for Notice. The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months.

7.6Failure to Give Notice. The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting.

7.7Notice of Special Business at General Meeting. If any special business includes the presenting, considering, approving, ratifying or authorizing the execution of any document, then the portion of any notice relating to that document is sufficient if it states that a copy of the document or proposed document is or will be available for inspection by shareholders at a place in the Province of British Columbia specified in that notice during business hours in any working day or days prior to the date of the meeting.

PART 8 - PROCEEDINGS AT GENERAL MEETINGS

8.1 Special Business. All business at a general meeting is deemed to be special business except the consideration of the financial statements and the reports of the directors and auditors, the election of directors, appointment of auditors and such other business as under these Articles ought to be transacted at an annual general meeting or any business which is brought under consideration by the report of the directors.

8.2Quorum. Subject to this Part 8, a quorum for a general meeting is two individuals who are shareholders, proxy holders representing shareholders or duly authorized representatives of corporate shareholders personally present and representing shares aggregating not less than 10% of the issued shares of the Company carrying the right to vote at that meeting. In the event there is only one shareholder, the quorum is one person personally present and being, or representing by proxy, that shareholder, or in the case of a corporate shareholder, a duly authorized representative of that shareholder.

8.3Requirement of Quorum. No business other than the election of a chair and the adjournment or termination of the meeting may be transacted at any general meeting unless a quorum is present at the commencement of the meeting but the quorum need not be present throughout the meeting.

8.4Lack of Quorum. If within 30 minutes from the time appointed for a meeting a quorum is not present, the meeting:

(a) if convened by requisition of the shareholders, must be terminated; and

(b) in any other case, must stand adjourned to the same day in the next week at the same time and place.

If at the adjourned meeting a quorum is not present within 30 minutes from the time appointed, the shareholder or shareholders present in person, by proxy or by authorized representative is or are a quorum.

8.5Chair. The chair of the Board, if any, or in his or her absence the President, if any, is entitled to act as chair at every general meeting. If at any general meeting the chair of the Board, if any, and the President, if any, are not present within 15 minutes after the time appointed for holding the meeting or if neither is willing to act as chair, the directors present must choose one of their number to act as chair. If no director is present or if all the directors present decline to act as chair or fail to so choose, the persons present must choose one of their number to act as chair.

8.6Adjournments. The chair of the meeting may, with the consent of any meeting at which a quorum is present and must, if so directed by the meeting, adjourn the meeting from time to time and from place to place. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. If a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of a general meeting. It is otherwise not necessary to give any notice of an adjourned meeting or of the business to be transacted at any adjourned meeting.

8.7 Voting. Every question submitted to a general meeting must be decided:

(a) if a ballot is demanded by a shareholder or proxy holder entitled to vote at the meeting or is directed by the chair, by ballot; or

(b) in any other case, by a show of hands or by any other manner that adequately discloses the intentions of the shareholders or proxy holders.

The chair must declare to the meeting the decision on every question in accordance with the result of the ballot, the show of hands or the other manner that adequately disclosed the intentions of the shareholders or proxy holders and that decision must be entered in the minute book of the Company. A declaration of the chair that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the minute book of the Company is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against that resolution.

8.8 Resolution Need Not Be Seconded. No resolution proposed at a meeting need be seconded and the chair of any meeting is entitled to move or second a resolution.

8.9 Casting Vote. In case of an equality of votes upon a resolution, whether on a show of hands or by ballot or any other manner, the chair does not have a casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder.

8.10 Manner of Taking Ballot. If a ballot is duly demanded it must be taken at once or in the manner the chair of the meeting directs. A demand for a ballot may be withdrawn. In the case of any dispute as to the admission or rejection of a vote the chair must conclusively determine whether that vote is admitted or rejected.

8.11 Splitting Votes. On a ballot, a shareholder entitled to more than one vote need not, if that shareholder votes, use all that shareholder's votes or cast all the votes that shareholder uses in the same way.

8.12 Demand for Ballot Not to Prevent Continuance of Meeting. The demand for a ballot does not prevent the continuance of a meeting for the transaction of any business other than the question on which a ballot has been demanded.

8.13 Retention of Ballots and Proxies. The Company must, for at least three months after a meeting of shareholders, keep each ballot cast and each proxy voted at the meeting and, during the period, make them available for inspection during statutory business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of the three-month period, the Company may destroy such ballots and proxies.

PART 9 - VOTES OF SHAREHOLDERS

9.1Number of Votes Per Share or Shareholder. Subject to any special rights or restrictions attached to any share contained in these Articles, on a show of hands every shareholder entitled to vote present in person, by proxy or by authorized representative has one vote and on a ballot every shareholder entitled to vote on that ballot has one vote for every whole share held by that shareholder and a fractional vote in proportion to any fraction of a share held by that shareholder.

9.2Votes of Persons in Representative Capacity. A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a ballot, and may appoint a proxy holder to act at the meeting if, before doing so, the person satisfies the chair of the meeting or the directors that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

9.3Votes by Joint Holders. If there are joint shareholders registered in respect of any share, any one of the joint shareholders may vote at any meeting in person, by proxy or by authorized representative in respect of the share as if that joint shareholder were solely entitled to it. If more than one of the joint shareholders is present at any meeting in person, by proxy or by authorized representative, the joint shareholder so present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share. For the purpose of this Part 9, two or more executors or administrators of a deceased shareholder in whose sole name any share stands are deemed joint shareholders.

9.4Representative of a Corporate Shareholder. If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint, by an instrument in writing, a person to act as its authorized representative at any meeting of shareholders of the Company, and:

(a) for that purpose, the instrument appointing the authorized representative must:

(i) be received at the registered office of the Company or at any other place specified in the notice calling the meeting for the receipt of proxies at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, not less than 48 hours before the time for holding the meeting; or

(ii) be deposited with the chair of the meeting, or to a person designated by the chair of the meeting, prior to the commencement of the meeting;

(b) if an authorized representative is appointed under this Part 9:

(i) the authorized representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the authorized representative represents as that corporation could exercise if it were a shareholder who is an individual including, without limitation, the right to appoint a proxy holder; and

(ii) the authorized representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

An instrument appointing an authorized representative of a corporation must be in writing signed by a duly authorized person on behalf of that corporation and must be sent to the Company.

9.5Appointment of Proxy Holders. A shareholder holding more than one share in respect of which that shareholder is entitled to vote at a general meeting is entitled to appoint one or more proxy holders to attend, act and vote for that shareholder at the general meeting and in so doing that shareholder must specify the number of shares that each proxy holder is entitled to vote.

9.6Execution of Proxy Instrument. A proxy must be in writing signed by the appointor or the appointor's attorney or, if the appointor is a corporation, by the authorized representative or a duly authorized person on behalf of that corporation.

9.7Qualification of Proxy Holder. A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a) the person appointing the proxy holder is a corporation or an authorized representative of a corporation appointed under this Part 9;

(b) the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c) the Company, by a resolution of the directors, permits the proxy holder to attend and vote at the meeting.

9.8Deposit of Proxy. A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such power of attorney or other authority must be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice calling the meeting not less than 48 hours before the time for holding the meeting at which the person named in the proxy proposes to vote or must be deposited with the chair of the meeting, or with a person designated by the chair of the meeting, prior to the commencement of the meeting. In addition to any other method of depositing proxies provided for in these Articles, the directors may from time to time make regulations:

(a) permitting the depositing of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held;

(b) providing for particulars of those proxies to be sent in writing or by fax, e-mail or any other method of transmitting legibly recorded messages before a meeting or an adjourned meeting to the Company or any agent of the Company for the purpose of receiving those particulars; and

(c) providing that particulars of those proxies may be voted as though the proxies themselves were produced to the chair of the meeting or of the adjourned meeting as required by this Article.

Votes given in accordance with proxies and particulars of proxies so deposited are valid and counted.

9.9Validity of Proxy Vote. A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death, bankruptcy or incapacity of the shareholder or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that prior to the meeting no notice in writing of such death, bankruptcy, incapacity, revocation or transfer has been received at the registered office of the Company or by the chair of the meeting or of the adjourned meeting at which the vote was given.

9.10 Form of Proxy. A proxy appointing a proxy holder must be in the following form or in any other form that the directors approve:

(Name of Company)

The undersigned hereby appoints                                                                                                                                                                                                                                    or failing him or her

as proxy holder for the undersigned to attend at and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the ____ day of _______________, ____, and at any adjournment of that meeting.

Signed this ____ day of _______________, ____.

____________________________________
(Signature of Shareholder)

9.11 Revocation of Proxy. Subject to this Part, every proxy may be revoked by an instrument in writing that is received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used or deposited with the chair of the meeting, or with a person designated by the chair of the meeting, prior to the commencement of the meeting.

9.12 Revocation of Proxy Will Be Signed. An instrument to revoke a proxy must be signed as follows:

(a) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(b) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by a duly authorized person on behalf of the corporation or by the authorized representative appointed for the corporation under this Part 9.

PART 10 - DIRECTORS

10.1 General Authority. Subject to these Articles, the directors may exercise all powers and do all acts and things as the Company is by the Business Corporations Act, these Articles or otherwise authorized to exercise and do and which are not by these Articles, by statute or otherwise lawfully directed or required to be exercised or done by the Company by unanimous resolution, exceptional resolution, special resolution or ordinary resolution.

10.2 Number of Directors. The number of directors may be determined by ordinary resolution. The number of directors may be changed from time to time by ordinary resolution whether previous notice of that ordinary resolution has been given or not. If at any time the Company becomes a public company and the number of directors fixed pursuant to these Articles is less than three, then the number of directors is deemed to have been increased to three.

10.3 Directors' Acts Valid Despite Vacancy. An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

10.4 Qualification of Directors. A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

10.5 Remuneration and Expenses of Directors. The remuneration of the directors as such may from time to time be determined by the directors. Any remuneration of a director is in addition to any salary or other remuneration paid to him or her as an officer or employee of the Company. Every director must be repaid such reasonable expenses as he or she may incur in and about the business of the Company. Other than remuneration for professional services described in this Part 10, if any director performs any services for the Company that in the opinion of the directors are outside the ordinary duties of a director or if he or she is specifically occupied in or about the Company's business other than as a director, he or she may be paid a remuneration to be fixed by the directors. The remuneration so fixed may be either in addition to or in substitution for any other remuneration that he or she may be entitled to receive and the additional remuneration may be charged as part of ordinary working expenses of the Company. Unless otherwise determined by ordinary resolution, the directors may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company, to his or her spouse or dependants and they may also make any contributions to any fund and pay premiums for the purchase or provision of any gratuity, pension or allowance in respect of that director.

10.6 Right to Office and Contract with Company. A director may hold any office or place of profit in the Company, other than auditor, in conjunction with his or her office of director for the period and on such terms as the directors may determine. Subject to compliance with the Business Corporations Act, no director or intended director is disqualified by his or her office from contracting with the Company with regard to his or her tenure of office or place of profit or as vendor, purchaser or otherwise.

10.7 Director Acting in Professional Capacity. Any director may act by him or herself or his or her firm in a professional capacity for the Company and he or she or his or her firm is entitled to remuneration for professional services as if he or she were not a director.

10.8 Alternate Directors. Any director may from time to time appoint any person who is approved by resolution of the directors to be his or her alternate director provided that approval is not required if a director is appointed alternate director for another director. The appointee, while he or she holds office as an alternate director, is entitled to notice of meetings of the directors and, in the absence of the director for whom he or she is an alternate, to attend and vote at meetings as a director and is not entitled to be remunerated otherwise than out of the remuneration of the director appointing him or her. Any director may make or revoke an appointment of his or her alternate director by notice in writing sent to the Company. A person may act as an alternate for more than one director at any given time and a director may act as an alternate director for any other director. No person may act as an alternate director unless that person qualifies under the Business Corporations Act to act as a director of the Company. Every alternate director, if authorized by the notice appointing him or her, may sign any consent resolution in place of the director appointing him or her.

PART 11 - ELECTION, APPOINTMENT AND REMOVAL OF DIRECTORS

11.1 Election and Appointment. The shareholders may elect or appoint directors at any time and from time to time.

11.2 Elections and Appointments at Annual General Meetings. At each annual general meeting all the directors retire and the shareholders must elect or appoint a Board of Directors consisting of the number of directors for the time being fixed pursuant to Part 10. Any retiring director is eligible for re- election or re-appointment. If the holding of an annual general meeting of the Company is deferred or waived by a unanimous resolution of all shareholders entitled to vote at the annual general meeting, each director in office on the annual reference date selected in the unanimous resolution continues to be a director until the next annual reference date unless that director retires or is removed prior to the next annual reference date.

11.3 Filling a Casual Vacancy. The directors may at any time and from time to time appoint any person as a director to fill a casual vacancy among the directors or a vacancy resulting from an increase of the number of directors.

11.4 Power to Appoint Additional Directors. Between successive annual general meetings, the directors have the power to appoint one or more additional directors but not more than one-third the number of directors elected or appointed at the last annual general meeting at which directors were elected or appointed. Any director so appointed may hold office only until the next following annual general meeting of the Company but is eligible for election at such meeting and, so long as he or she is an additional director, the number of directors is increased accordingly.

11.5 Removal of Directors. If a director is convicted of an indictable offence or ceases to be qualified to act as a director of the company and does not promptly resign, the Company may remove the director before the expiration of the director's term of office by a resolution of the directors. The Company may otherwise remove a director before the expiration of the director's term of office by a special resolution of the shareholders.

PART 12 - PROCEEDINGS OF DIRECTORS

12.1 Meetings and Quorum. The directors may hold meetings as they think fit for the dispatch of business and may adjourn and otherwise regulate their meetings and proceedings as they think fit. The directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed the quorum is a majority of the Board.

12.2 Chair. The chair of the Board, if any, of the Company is entitled to act as chair of every meeting of the Board but if at any meeting the chair of the Board, if any, is not present within 15 minutes after the time appointed for holding the meeting, or if the chair of the Board is not willing to act as chair, the directors present must choose one of their number to act as chair.

12.3 Call and Notice of Meetings. A director may at any time call a meeting of the directors. Notice specifying the time and place of that meeting may be personally given or sent to each director and must be given at least 48 hours before the time appointed for holding the meeting or such lesser time as may be reasonable under the circumstances. It is not necessary to give to any director notice of a meeting of directors immediately following a general meeting at which that director has been elected or notice of a meeting of directors at which that director was appointed.

12.4 Validity of Meeting Despite Failure to Give Notice. The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director does not invalidate any proceedings at that meeting.

12.5 Meeting Participation. A director may participate in a meeting of the directors or of any committee of the directors by video conference or telephone if all directors participating in the meeting, whether by video conference or telephone or in person, are able to communicate with each other. If all the directors consent, a director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than video conference or telephone if all directors participating in the meeting are able to communicate with each other. A director who participates in a meeting by a communications medium other than video conference or telephone is deemed to have agreed to participate by the other communications medium. A director who participates in a meeting by video conference, telephone or other communications medium is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and must be counted in the quorum for and is entitled to communicate and vote at that meeting.

12.6 Competence of Quorum. The directors at a meeting at which a quorum is present are competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the directors.

12.7 Committees. The directors may from time to time by resolution constitute, dissolve or reconstitute standing committees and other committees consisting of such persons as the directors may determine. Every committee so constituted has the authorities, powers and discretions that may be delegated to it by the directors and must act in accordance with any regulations that the directors may impose upon it.

12.8 Validity of Meeting if Directorship Deficient. All acts done by any director or by any member of a committee constituted by the directors, notwithstanding that it is discovered afterwards that there was some defect in the appointment of any person so acting or that he or she was disqualified, are valid.

12.9 Majority Rule and Casting Vote. Questions arising at any meeting of the directors must be decided by a majority of votes. In the case of an equality of votes, the chair does not have a casting vote.

PART 13 - OFFICERS

13.1 Appointment of Officers. The directors may appoint officers of the Company and may specify their duties. Any individual may be appointed to any office of the Company. Two or more offices of the Company may be held by the same individual.

PART 14 - DIVIDENDS

14.1 Declaration of Dividends. Subject to the Business Corporations Act and the rights, if any, of shareholders holding shares with special rights and restrictions, the directors may declare dividends and fix the date of record and the date for payment of any dividend. No date of record for any dividend may precede the date of payment of that dividend by more than the maximum number of days permitted by the Business Corporations Act. No notice need be given of the declaration of any dividend. If no valid date of record is fixed, the date of record is deemed to be the same date as the date of payment of the dividend.

14.2 Dividend Bears No Interest. No dividend may bear interest against the Company.

14.3 Payment in Specie. The directors may direct payment of any dividend wholly or partly by the distribution of specific assets or of paid-up shares or bonds, debentures or other debt obligations of the Company or in any one or more of those ways and if any difficulty arises in regard to the distribution the directors may settle the difficulty as they think fit. The directors may fix the value for distribution of specific assets and may vest any of those specific assets in trustees upon such trusts for the persons entitled to those specific assets as the directors think fit.

14.4 Fractional Interests. Notwithstanding the provisions of this Part 14, if any dividend results in any shareholder being entitled to a fraction of a share, bond, debenture or other debt obligation of the Company, the directors may pay that shareholder the cash equivalent in place of that fraction of a share, bond, debenture or other debt obligation. The directors may arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of fractions of shares, bonds, debentures or other debt obligations of the Company on behalf of shareholders entitled to them.

14.5 Payment of Dividends. Any dividend payable in cash by the Company may be paid by cheque mailed to the registered address of the shareholder or in the case of joint shareholders to the registered address of the joint shareholder first named in the central securities register or to such person or to such address as any shareholder may direct in writing. Every cheque must be made payable to the order of the person to whom it is sent and in the case of joint shareholders to those joint shareholders.

14.6 Receipt by Joint Shareholders. If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 15 - ACCOUNTING RECORDS AND AUDITORS

15.1 Accounts to be Kept. The directors must cause accounting records to be kept as necessary to properly record the financial affairs and condition of the Company and to comply with the provisions of statutes applicable to the Company.

15.2 Location of Accounts. The directors must determine the place at which the accounting records of the Company must be kept and those records must be open to the inspection of any director during the statutory business hours of the Company.

15.3 Remuneration of Auditors. The directors may set the remuneration of any auditor of the

Company.

PART 16 - SENDING OF RECORDS

16.1 Manner of Sending Records. Unless the Business Corporations Act requires otherwise, a record may be sent:

(a) to the Company by delivery or mail to the Company at the delivery address or mailing address of its registered office or by fax or e-mail to a fax number or e-mail address specified by the Company for that purpose;

(b) to a director by delivery or mail to the director at the prescribed address of that director or by fax or e-mail to the fax or e-mail address specified for that purpose by the director;

(c) to a shareholder by delivery or mail to the shareholder at the registered address of that shareholder or by fax or e-mail to the fax or e-mail address specified for that purpose by the shareholder; or

(d) to the person entitled to a share as a result of the death, bankruptcy or incapacity of a shareholder by delivery or mail or by fax or e-mail to that person at the address specified for that purpose by the person so entitled and until that address, fax number or e-mail address has been so specified, the record may be sent in any manner in which it might have been sent if the death, bankruptcy or incapacity had not occurred.

16.2 Sending to Joint Holders. A record may be sent by the Company to joint shareholders in respect of a share registered in their names by sending the record to the joint shareholder first named in the central securities register in respect of that share.

16.3 Date Record Deemed Received. If a record is sent by mail, postage prepaid, that record is deemed to have been received on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. If a record is sent by fax, e-mail or any other manner of transmitting visually recorded messages, that record is deemed to have been received on the day it is sent if received before or during statutory business hours that day and is deemed to have been received on the day, Saturdays and holidays excepted, following the date it is sent if received after statutory business hours or on a Saturday or holiday.

PART 17 - NOTICES

17.1 Minimum Number of Days. Notice of a general meeting must be sent to all shareholders holding shares that carry the right to vote at general meetings at least 21 days before the general meeting. Notice of a class or series meeting must be sent to all shareholders holding shares of that class or series at least 21 days before the class or series meeting.

17.2 Persons to Receive Notice. Notice of every general meeting must be sent to:

(a) every shareholder holding a share or shares carrying the right to vote at that meeting on the record date or, if no record date was established by the directors, on the date the notice is sent;

(b) the personal representative of a deceased shareholder if entitled to notice by the Business Corporations Act;

(c) the trustee in bankruptcy of a bankrupt shareholder if entitled to notice by the Business Corporations Act;

(d) every director; and

(e) the auditor, if any.

No other person is entitled to receive notices of general meetings.

PART 18 - EXECUTION OF DOCUMENTS

18.1 Seal Optional. The directors may provide a common seal for the Company and may provide for its use. The directors have power to destroy the common seal and may provide a new common seal.

18.2 Official Seal. The directors may provide for use in any other province, state, territory or country an official seal that must have on its face the name of the province, state, territory or country where it is to be used.

18.3 Affixing of Seal to Documents. The directors must provide for the safe custody of each of the Company's seals, if any, which shall not be affixed to any instrument except by the authority of a resolution of the directors and by such person or persons as may be prescribed in and by that resolution and the person or persons so prescribed must sign every instrument to which the seal of the Company is affixed in his, her or their presence, provided that a resolution directing the general use of a seal, if any, may at any time be passed by the directors and applies to the use of that seal until countermanded by another resolution of the directors. In the absence of any resolution so authorizing the use of any seal, any seal of the Company may be affixed to any document that requires the seal of the Company in the presence of all the directors.

PART 19 - INDEMNIFICATION

19.1 Definitions. In this Part 19:

(a) "associated corporation" means a corporation or entity that

(i) is or was an affiliate of the Company;

(ii) is a corporation, other than the Company, for which the eligible party is or was a director, alternate director or officer, at the request of the Company, or

(iii) is a partnership, trust, joint venture or other unincorporated entity for which the eligible party holds or held a position equivalent to that of a director or officer at the request of the Company;

(b) "eligible party" means a person who is or was a director, alternate director or officer of the Company;

(c) "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(d) "eligible proceeding" means a proceeding in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director, alternate director or officer or holding or having held a position equivalent to that of a director, alternate director or officer of the Company or an associated corporation

(i) is or may be joined as a party, or

(ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(e) "expenses" includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding;

(f) "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

19.2 Mandatory Indemnification of Eligible Parties. To the extent the Company is not so prohibited by the Business Corporations Act, the Company must indemnify each eligible party and the heirs and legal personal representatives of each eligible party against all eligible penalties to which each eligible party is or may be liable, and the Company must, after the final disposition of an eligible proceeding pay the expenses actually and reasonably incurred by each eligible party in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Part 19.

19.3 Non-Compliance with Business Corporations Act. The failure of each eligible party to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

19.4 Advance Expenses. Unless prohibited by applicable law or court order, the Company must pay, as they are incurred, in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the eligible proceeding provided that the Company shall not make such payments unless the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by applicable law, the eligible party must repay the amounts advanced.

19.5 **Indemnity Restricted.** Despite any other provision of this Part 19, the Company is not obliged to make any payment that is prohibited by the Business Corporations Act or by court order in force at the date the payment is made.

19.6 **Company May Purchase Insurance.** The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a) is or was serving as a director, alternate director or officer of the Company;

(b) is or was serving as a director, alternate director or officer of any associated corporation; or

(c) at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity against any liability incurred by him or her in such equivalent position.

PART 20 – RESTRICTION ON SECURITY TRANSFERS

20.1 **Application.** This Part does not apply to the Company if and for so long as it is a public company.

20.2 **Directors May Decline to Approve Transfer.** No security of the company, other than a non-convertible debt security, may be sold, transferred or otherwise disposed of without the approval of the directors. Notwithstanding anything contained in these Articles, the directors may in their absolute discretion decline to approve any sale, transfer or other disposition of a security of the company (other than non-convertible debt security) or to approve the registration of the transfer of such a security of the company in the central securities register or other registers of the Company and the directors are not required to disclose their reasons for declining approval.

PART 21 – AUTHORIZED SHARE STRUCTURE

21.1 **Described in Notice of Articles.** The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

PART 22 – RESTRICTIONS ON BUSINESS OR POWERS

22.1 **No Restrictions.** There are no restrictions on the business to be carried on or the powers to be exercised by the Company.

PART 23 – SPECIAL RIGHTS AND RESTRICTIONS

PART 23 - SPECIAL RIGHTS AND RESTRICTIONS replaced on August 10, 2023. See attached cover page at the front of these Articles for the new PART 23.

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